UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2009 (July 22, 2009)

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously announced, on June 2, 2009, EMC Corporation, a Massachusetts corporation (“EMC”), and Envoy Merger Corporation, a Delaware corporation and a wholly owned subsidiary of EMC (“Envoy”), commenced a cash tender offer to acquire all the outstanding shares (the “Shares”) of common stock, par value $0.0001 per Share, of Data Domain, Inc., a Delaware corporation (“Data Domain”), at a price of $33.50 per Share, net to the seller in cash without interest, on the terms and subject to the conditions set forth in the Tender Offer Statement on Schedule TO (as amended) filed by Envoy and EMC with the Securities and Exchange Commission on June 2, 2009 (the “Offer”). Also as previously announced, on July 8, 2009, EMC, Envoy and Data Domain entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).

On July 17, 2009, the initial offering period expired at 12:00 midnight, New York City time. On July 20, 2009, Envoy commenced a subsequent offering period which expired at 12:00 midnight, New York City time, on July 22, 2009. Envoy has accepted for payment all Shares that were validly tendered during the initial offering period and the subsequent offering period, and payment for any such Shares not previously made will be made promptly, in accordance with the terms of the Offer. BNY Mellon Shareowner Services, the depositary for the Offer, has advised EMC and Envoy that, as of the expiration of the subsequent offering period, a total of approximately 59,268,746 Shares were validly tendered to Envoy, representing approximately 90.3% of the Shares outstanding. In addition to the Shares tendered in the Offer, EMC beneficially owns 2,534,697 Shares, representing approximately 3.9% of the Shares outstanding, which were acquired through ordinary brokerage transactions at prevailing market prices prior to the commencement of the Offer. Such previously-owned Shares, together with the Shares validly tendered to Envoy, represent approximately 94.2% of the Shares outstanding.

Pursuant to the terms of the Merger Agreement, on July 23, 2009, EMC effected a short-form merger of Envoy with and into Data Domain, with Data Domain continuing as the surviving corporation (the “Merger”), without the need for a vote or meeting of Data Domain stockholders. Each outstanding Share not purchased in the Offer (other than Shares owned by EMC, Envoy or any wholly owned subsidiary of EMC or Data Domain, Shares held in the treasury of Data Domain, or Shares that are held by stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) is by virtue of the Merger, and without action by the holder thereof, canceled and converted into the right to receive an amount in cash equal to $33.50 per Share without interest and less any required withholding taxes. As a result of the Merger, Data Domain is now a wholly owned subsidiary of EMC.

On July 23, 2009, EMC issued a press release announcing the expiration of the subsequent offering period, the successful completion of the Offer and its intention to consummate the Merger. The full text of the press release issued by EMC is set forth as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

99.1	Press release issued by EMC on July 23, 2009 (incorporated by reference to Exhibit (a)(1)(xxi) of Amendment No. 10 to the Tender Offer Statement on Schedule TO filed by EMC with the Securities and Exchange Commission on July 23, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date: July 23, 2009